EXHIBIT NO. 99.(h) 2

September 30, 2025

State Street Bank and Trust

One Congress Street

Boston, MA 02114

Attention: Eruch Mody

Re: Addition of MFS Blended Research Core Equity ETF, MFS Blended Research Emerging Markets Equity ETF, and MFS Blended Research International Equity ETF (each a “Portfolio” and collectively the “Portfolios”) to the Transfer Agency and Service Agreement between MFS Active Exchange Traded Funds Trust and State Street Bank and Trust Company

To Whom It May Concern:

In accordance with Section 11 (“Additional Portfolios”) of the Transfer Agency and Service Agreement dated as of September 6, 2024, as amended, modified, or supplemented from time to time (the “Agreement”), by and between MFS Active Exchange Traded Funds Trust (the “Trust”), and State Street Bank and Trust Company (“State Street”), the Trust hereby notifies State Street that it desires to have State Street act as Transfer Agent for the additional Portfolios identified above under the terms of the Agreement, and that Schedule A to the Agreement is hereby amended and restated as set forth on Appendix A attached hereto. In connection with such request, the Trust hereby confirms, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement to the extent applicable to each additional Portfolio.

Please indicate your acceptance of and agreement to the foregoing by executing this letter agreement and returning a copy to the Trust.

Sincerely,

MFS ACTIVE EXCHANGE TRADED FUNDS TRUST

On behalf of:

MFS Blended Research Core Equity ETF

MFS Blended Research Emerging Markets Equity ETF

MFS Blended Research International Equity ETF

By: /s/DAVID L. DILORENZO_________________

Name:   David L. DiLorenzo

Title:   President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By: /s/ ERUCH MODY_________________

Name:  Eruch Mody

Title:     Senior Managing Director

Effective Date: September 30, 2025

Appendix A

LIST OF TRUSTS/PORTFOLIOS

MFS ACTIVE EXCHANGE TRADED FUNDS TRUST MFS Active Core Plus Bond ETF
MFS Active Growth ETF
MFS Active Intermediate Muni Bond ETF
MFS Active International ETF MFS Active Mid Cap ETF
MFS Active Value ETF
MFS Blended Research Core Equity ETF
MFS Blended Research Emerging Markets Equity ETF
MFS Blended Research International Equity ETF